                                                                       EXHIBIT 5

                  [LETTERHEAD OF LOCKHEED MARTIN CORPORATION]


December 6, 1999

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817

     Re: Opinion re: Legality - Registration of Securities for use with respect to Lockheed Martin Energy
          Systems, Inc. Savings Program

Ladies and Gentleman:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers 350,000 shares of Lockheed Martin Corporation (the "Corporation") common stock (the "Common Stock") for use in connection with the Lockheed Martin Energy Systems, Inc. Savings Program (the "Plan") which is maintained by Lockheed Martin Energy Systems, Inc. a wholly-owned subsidiary of the Corporation.

     The Plan contemplates that the Common Stock used in connection with the Plan may be treasury or authorized but unissued shares or may be acquired in the open market. As Assistant General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purposes of this opinion.

     Based upon that examination and review, I advise you that in my opinion:

     (i) the Corporation, has been duly incorporated and is validly existing under the laws of the state of Maryland; and

     (ii) to the extent that the operation of the Plan results in the issuance of Common Stock, such shares of Common Stock have been duly and validly authorized and, when issued in accordance with the terms set forth in the Plan, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement. In giving my consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 nor the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,



                              /s/ Broc Romanek
                              ----------------
                              Broc Romanek
                              Assistant General Counsel
                              Lockheed Martin Corporation

cc: Frank H. Menaker, Jr.